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                                                                       Exhibit 5



                                SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                            ONE FIRST NATIONAL PLAZA
      DALLAS                 CHICAGO, ILLINOIS 60603           WASHINGTON, D.C.
      ------                 TELEPHONE 312 853 7000                ------
    LOS ANGELES              FACSIMILE 312 853 7036                LONDON
      ------                                                       ------
     NEW YORK                     FOUNDED 1866                    SINGAPORE
                                                                   ------
                                                                    TOKYO

WRITER'S DIRECT NUMBER

                                October 28, 1998

Board of Directors
Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919

         Re: Registration Statement on Form S-3
             ----------------------------------

Dear Ladies and Gentlemen:

         We are counsel to Harris Corporation, a Delaware corporation (the "Company"), and have represented the Company with respect to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of up to $500,000,000 aggregate offering price of the Company's debt securities (the "Debt Securities"). Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under an Indenture (the "Indenture"), dated as of May 1, 1996, between the Company and The Chase Manhattan Bank (successor to Chemical Bank), as trustee (the "Trustee").

         In rendering this opinion letter, we have examined and relied upon copies of the Indenture and the Registration Statement. We have also examined originals, or copies of originals, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

         Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.



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SIDLEY & AUSTIN                                                          CHICAGO

Board of Directors
October 28, 1998
Page 2


                  2. The Company has the corporate power and authority to execute and deliver the Indenture and has the corporate power and authority to authorize and sell the Debt Securities.

                  3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and any necessary supplemental indenture to the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company shall have taken appropriate corporate action authorizing the issuance and sale of such series of Debt Securities as contemplated by the resolutions heretofore adopted by the Board of Directors of the Company and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been delivered to purchasers thereof against payment of the agreed consideration therefor.

         For the purposes of this opinion letter, we have assumed that there will be no change in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

         We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Debt Securities.

         This opinion letter is limited to the Delaware General Corporation Law and the Securities Act.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement or the Prospectus included therein.

                                                Very truly yours,

                                                Sidley & Austin